Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 31, 2024 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of Global Engine Group Holding Limited for the fiscal year ended June 30, 2024.

/s/ Marcum Asia CPAs LLP

New York, New York

August 8, 2025

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com